UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2015

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

As previously disclosed in the Supplement to the Notice of Annual Meeting of Shareholders to be held on April 28, 2015, New Zealand time, and Accompanying Proxy Statement (the “Supplement”) that Diligent Board Member Services, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”), on April 10, 2015, the Board of Directors of the Company (the “Board”) reduced its size to six (6) members pending the appointment of a new resident New Zealand director to replace Mark Weldon, who resigned from the Board effective April 9, 2015, New Zealand time.  On April 28, 2015, New Zealand time, the Company’s shareholders approved a proposal at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to amend the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to change the maximum number of directors to eight (8).  The results of the Annual Meeting are described in more detail below under Item 5.07 to this Current Report on Form 8-K.  Following the Annual Meeting, on April 29, 2015, New Zealand time, the Board voted to increase its size to eight (8) members and determined that it was advisable and in the best interests of the Company and its shareholders to appoint Abigail Kate Foote, a resident New Zealand director and Brian Stafford, the Company’s President and Chief Executive Officer, as directors to fill the two vacancies on the Board.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2015, Mr. Stafford previously entered into an employment agreement and an indemnification agreement with the Company in connection with his appointment as the Company’s President and Chief Executive Officer. Mr. Stafford’s biography is included, and his employment arrangements are described, in the previously filed Form 8-K and in the Supplement.  He will not receive any additional compensation for service as a director.

The Company expects that Ms. Foote will serve on the Company’s Audit and Compliance Committee. She will receive the Company’s standard remuneration for non-employee directors (including compensation for services as a member of the Audit and Compliance Committee upon her appointment to the Audit and Compliance Committee) as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2015.

Ms. Foote, 44, has significant experience as a director for both publicly listed and private companies.   Based in Christchurch, New Zealand, she has worked in a range of corporate, treasury and legal roles over the past 20 years. She currently serves as an Independent Director and Chair of the Audit Committee of Livestock Improvement Corporation Limited (NZAX:LIC), a New Zealand agricultural cooperative, positions she has held since October 2014.  Since July 2013, Ms. Foote has served on the Board of Directors of and as Chair of the Audit Committee of BNZ Life Insurance Limited, a life insurance company, and since May 2013 she has been an Independent Director on the Board of Directors and served as Chair of the Audit Committee of Z Energy Limited (NZX:ZEL), a gasoline retailer.  Ms. Foote also serves as a Director on the board of the New Zealand Local Government Fund Agency, a debt provider to local authorities in New Zealand, where she also serves as Chair of the Audit Committee. Ms. Foote served as Chief Executive of Fundit Limited, an internet-based financial services company, from 2006 to 2008.  She has also held senior positions at Telecom New Zealand, Cable and Wireless Plc and the Pharmaceutical Management Agency.  Ms. Foote has a Bachelor of Commerce and Administration degree and a Bachelor of Law degree with Honors, both from Victoria University of Wellington, New Zealand. Ms. Foote was selected to be a director because she has senior management experience in the areas of finance and mergers and acquisitions, both in New Zealand and in the United Kingdom, is a resident New Zealand director, is an experienced director of private and publicly listed companies, and has substantial Audit Committee experience.

The Company will enter into an indemnification agreement with Ms. Foote (the “Indemnification Agreement”) in the form previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 1, 2013. The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to indemnify Ms. Foote, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by her in any action, suit, claim, inquiry, arbitration or other proceeding arising out of her services as a director. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of shareholders or disinterested directors, or otherwise. The foregoing is a summary of the material terms of the Indemnification Agreement.

The announcement regarding the appointments of Mr. Stafford and Ms. Foote is furnished herewith as Exhibit 99.1.

Amendment to the 2013 Incentive Plan

As further described in Item 5.07 of this Current Report on Form 8-K, the Company’s shareholders voted at the Annual Meeting to approve an amendment to the Company’s 2013 Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance under the Plan by 7,000,000 shares (the “Plan Amendment”).

The terms and provisions of the Plan Amendment and the Plan are described in greater detail in Proposal 3 in the Company’s Notice of Annual Meeting of Shareholders to be held on April 28, 2015, New Zealand time, and Accompanying Proxy Statement, which was filed with the Securities and Exchange Commission on March 19, 2015, and such description is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in more detail below under Item 5.07 to this Current Report on Form 8-K, at the Annual Meeting the Company’s shareholders approved proposals to amend the Certificate of Incorporation to (i) declassify the Board so that all directors who are voted on by the holders of the Company’s common stock are elected annually (the “Declassification Amendment”) and (ii) change the maximum number of directors to eight (8) (the “Board Size Amendment”).  The Board previously approved the Declassification Amendment and the Board Size Amendment and recommended they be submitted to the Company’s shareholders for approval at the Annual Meeting.  The Declassification Amendment and the Board Size Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State on April 28, 2015, New York time (the “Certificate of Amendment”).

The Declassification Amendment provides for the annual election of directors, other than the director elected by the holders of the Company’s Series A Preferred Stock, commencing at the 2016 Annual Meeting of Shareholders.  Pursuant to the Declassification Amendment, the terms of all of the Company’s incumbent directors who have previously been elected by the holders of common stock will cease at the 2016 Annual Meeting of Shareholders, regardless of their class, and all directors nominated in 2016 will stand for election for a one-year term until the 2017 Annual Meeting of Shareholders.  Prior to implementation of the Declassification Amendment,  the Certificate of Incorporation provided that the Board was divided into three classes, as nearly equal in number as possible, with members of each class serving three-year terms.   The Declassification Amendment also has the effect of permitting the Company’s shareholders to remove any or all directors, other than the director elected by the holders of the Company’s Series A Preferred Stock, without cause at any shareholders meeting duly called for such purpose.   Prior to the implementation of the Declassification Amendment, under Delaware law and the Certificate of Incorporation, such directors could be removed only for cause.

The Board Size Amendment provides that the number of directors may not be less than four or more than eight, with the precise number determined from time to time by the Board.  As described above, the Board has determined to increase the size of the Board to eight (8) members.  Prior to implementation of the Board Size Amendment, the Certificate of Incorporation set the number of directors of the Company at no fewer than four and not more than seven, with the precise number of directors to be determined from time to time by the Board or by shareholders at an annual meeting.

The foregoing descriptions of the Declassification Amendment and the Board Size Amendment are qualified in their entirety by reference to the text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2015, New Zealand time, the Company held its 2015 Annual Meeting of Shareholders. The matters voted on at the Annual Meeting and the final voting results with respect to such matters are presented below.

Proposal 1: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board so that all directors who are voted on by the holders of the Company’s common stock are elected annually — Shareholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board so that all directors who are voted on by the holders of the Company’s common stock are elected annually.

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,727,347	0	5,400	17,529,872

Proposal 2: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to change the maximum number of directors to eight (8) — Shareholders approved the Amendment to the Company’s Amended and Restated Certificate of Incorporation to change the maximum number of directors to eight (8).

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,022,754	281,357	6,700	17,529,872

Proposal 3: Approval of an Amendment to the Diligent Board Member Services, Inc. 2013 Incentive Plan to increase the number of shares of common stock available by 7,000,000 shares — Shareholders approved the Amendment to the Diligent Board Member Services, Inc. 2013 Incentive Plan to increase the number of shares of common stock available by 7,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,078,249	2,246,313	408,185	17,529,872

Proposal 4a: Re-election of Alessandro Sodi as a Class III Director — Shareholders re-elected Alessandro Sodi as a Class III Director.

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,769,021	8,256,729	706,997	17,529,872

Proposal 4b: Re-election of Mark Russell as a Class III Director — Stockholders re-elected Mark Russell as a Class III Director.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,009,323	3,715,789	7,635	17,529,872

The continuing Class I Directors are Greg B. Petersen and A. Laurence Jones. The continuing Class II Director is Hans Kobler.  As described above, as a result of the Declassification Amendment, the terms of the Class I, Class II and Class III Directors all expire at the 2016 Annual Meeting of Shareholders.  The continuing Series A Director is David Liptak, who will serve in office until his successor is validly elected and qualified or until such time that he is removed by the holders of the Company’s Series A Preferred Stock.

Proposal 5: Ratification of the Independent Registered Public Accounting Firm — Shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,267,661	43,150	0	17,529,872

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2013)
99.1	Announcement dated April 29, 2015 New Zealand Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2015	DILIGENT BOARD MEMBER SERVICES, INC.

By:
/s/ Thomas N. Tartaro
Thomas N. Tartaro
General Counsel, Corporate Secretary and
Executive Vice President